Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 170 to the Registration Statement on Form N–1A of Fidelity Income Fund: Fidelity Environmental Bond Fund and Fidelity Government Income Fund of our reports dated October 12, 2023; Fidelity Intermediate Government Income Fund of our report dated October 13, 2023; Fidelity Series Government Bond Index Fund and Fidelity Total Bond Fund of our reports dated October 16, 2023, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the period ended August 31, 2023. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 20, 2023